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                                                                   EXHIBIT 10.26

                         ACCESS RADIOLOGY CORPORATION

                           CONFIDENTIALITY AGREEMENT


     This is a Confidentiality Agreement dated as of March 31, 1995 between
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ACCESS Radiology Corporation ("ACCESS") and ISG Technologies, Inc. (the
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"Counterparty").

     WHEREAS, each of ACCESS and the Counterparty possesses and will possess confidential and proprietary information relating its business;

     WHEREAS, such information of ACCESS is valuable in the business of ACCESS and has been developed at ACCESS's expense and such information of the Counterparty is valuable in the business of the Counterparty and has been developed at the Counterparty's expense;

     WHEREAS, information has been or will be exchanged by ACCESS and the Counterparty in connection with DECOM and non-DECOM based workstation strategies
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and business;
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     NOW, THEREFORE, the parties agree as follows:

  1. As used in this Agreement, "Confidential Information" means all trade secrets, know-how, business and financial information and other proprietary information or data disclosed to one party by the other or incorporated in materials or products provided to one party by the other and marked or indicated to be confidential.

  2. Each party acknowledges and agrees that Confidential Information received from the other party is the sole and exclusive property of the disclosing party. Each party will not use any Confidential Information received from the other party except in connection with the business relationship described above or otherwise with the prior written agreement of the disclosing party.

  3. Each party will hold all Confidential Information received from the other party in strict confidence and will not disclose any such Confidential Information other than to its employees and agents who need to know such Confidential Information for the purposes permitted by Paragraph 2 and are bound to maintain its confidentiality. Each party will be responsible for any use, disclosure, copying or analysis of Confidential Information inconsistent with this Agreement by any of such party's employees or agents or any of such party's affiliates or their employees or agents.
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  4. Each party will not make copies or perform analyses of Confidential
Information received from the other party except for the purposes permitted by Paragraph 2. Each party will, upon the request of the other party, return all tangible Confidential Information (including copies thereof) provided by the requesting party and will either return or destroy all notes, summaries and other material containing or derived from Confidential Information disclosed by the requesting party, any such destruction to be confirmed by the requesting party in writing.

  5. Each party acknowledges and agrees that no license, implied or otherwise, is granted hereby under any patent, copyright, trademark, any application for any of the foregoing or any other intellectual property right. If Confidential Information is or becomes the subject of a patent, copyright, trademark or any application for any of the foregoing, the party originating such Confidential Information will have all the rights and remedies available under such patent, copyright, trademark or application.

  6. The limitations on disclosure and use of Confidential Information contained in this Agreement shall not apply to any information that:

     a. is in the public domain at the time of disclosure to the receiving party hereunder or thereafter becomes in the public domain through no fault of the receiving party;

     b. can be shown by the receiving party has been in its possession prior to disclosure by the disclosing party; or

     c. is furnished to the receiving party by a third party that has a bona fide right to do so.

  7. Each party shall be held to the same standard of care with respect to Confidential Information under this Agreement as such party normally applies to its own confidential information of similar kind.

  8. Each party and its affiliates will not, directly or indirectly, solicit, interfere with, or endeavor to entice away from the other party any of its suppliers, dealers, employees, board members or members of any advisory board.

  9. Each party acknowledges and agrees that damages would not be an adequate remedy for any breach of this Agreement with respect to Confidential Information received hereunder, that any such breach of this Agreement would cause irreparable harm to the party that originated such information, and that in addition to any other available remedies the aggrieved party shall be entitled to one or more injunctions against any such breach without requirement of a board or other surety.

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  10. The restrictions on use and disclosure of Confidential Information contained in the Agreement shall extend for five years from the date hereof unless sooner terminated by written agreement of the parties. This Agreement shall be binding upon an inure to the benefit of the parties and their successors and assigns and may not be amended except by written agreement of the parties.

  11. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provisions hereof.

  12. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.

                                        Access Radiology Corporation


                                        By /s/
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                                        Title _______________________________



                                        ISG Technologies, Inc.


                                        By /s/
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                                        Title _______________________________

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